TRANSACTIONS
SUBJECT TO RULE 10f-3
PROCEDURES


Portfolio:	  JPM Small Company
	Security Description:
Lexar Media Inc


Issuer:  Lexar Media Inc
	Offering Type:  U.S.
Registered

US Registered Eligible Muni
 Eligible Foreign
Eligible 144A




REQ
UIRE
D
INFO
RMA
TION



ANS
WE
R


APPLICA
BLE
RESTRIC
TION

In
Complia
nce
YesNo



1.


2.


3.


4.


5.


6.


7.



8.


9.

1
0.




1
1.



1
2.


Offeri
ng
Date

Trade
Date

Unit
Price
of
Offeri
ng

Price
Paid
per
Share

Years
of
Issuer
s
Operat
ions

Under
writin
g
Type

Under
writin
g
Spread


Total
Price
paid
by
Portfol
io

Total
Size
of
Offeri
ng

Total
Price
Paid
by
Portfol
io plus
Total
Price
Paid
for
same
securit
ies
purcha
sed by
the
same
invest
ment
advise
r for
other
invest
ment
compa
nies

Under
writers
from
whom
the
Portfol
io
purcha
sed
attach
a
prospe
ctus or
offerin
g
circula
r for a
list of
all
syndic
ate
memb
ers

If the
affiliat
e was
lead or
co-
lead
manag
er
was
the
instruc
tion
listed
below
given
to the
broker
s
named
in
#11?
****


8/14/
00

8/14/
00

$8.00

$8.00

3+

Firm

$0.56


$224
00

$520
0000
0

$620
5600




Ham
brec
ht
Quis
t;
Arch
ipela
go
New
York


N/A

None

Must be the
same as #1

None

Must not
exceed #3

Must be at
least three
years *

Must be
firm

Investment
Adviser
determinati
on to be
made

None

None

#10 divided
by #9 must
not exceed
25% **




Must not
include
Investment
Adviser
affiliates
***



Must be
Yes or
NA

N/A

YES

N/A

YES

YES

YES

YES


N/A

N/A


YES





YES



N/A

The Investment Adviser has no
reasonable cause to
believe that the underwriting
commission spread or
profit is NOT reasonable
and fair compared to
underwritings of similar securities
 during a comparable
period of time.  In determining
which securities are
comparable the Investment Adviser
has considered the
factors set forth in the Portfolios
 10f-3 procedures.

Not applicable to munis.
  In the case of
munis i the issue must
have one investment
grade rating or ii if the
 issuer or the revenue
source has been in operation
 for less than
three years the issue must
 have one of the
three highest ratings.
Circle i or ii
whichever is met.

**	If an eligible Rule
144A offering must not
exceed 25% of the total
amount of same class
sold to QIBs in the Rule
144A offering PLUS
the amount of the offering
of the same class
in any concurrent public offering

***	For munis purchased
from syndicate
manager check box to
confirm that the
purchase was not
designated as a group sale.


****	No credit for the
purchase made for the
Portfolio can be credited
to the Investment
Advisers affiliate.

S:\Funds Administration\FUNDS
ADMINISTRATION\CHUBB\SmallCompanyPortfolio
Annual2000\10f-3
JPM Small Comp-Lexar-8-14-00HQ-ANY.doc